Exhibit 10.4


                        EXTENSION AND AMENDMENT AGREEMENT
                                       FOR
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            HOLLYWOOD MEDIA CORP. AND
                                LAURIE S. SILVERS



         THIS EXTENSION AND AMENDMENT AGREEMENT (the "Agreement") is entered into effective as of the 31st day of May, 2004 (the by and between HOLLYWOOD MEDIA CORP., a Florida corporation (the "Company") and LAURIE S. SILVERS (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has served as President of the Company since its inception, and presently serves in this capacity pursuant to a written Employment Agreement with the Company entered into as of July 1, 1993, as amended by that certain Extension and Amendment Agreement entered into as of July 1, 1998 between the Company and the Executive, and by that certain Extension and Amendment Agreement entered into as of July 1, 2003 between the Company and the Executive (collectively, the "Current Employment Agreement");

         WHEREAS, the current term of the Current Employment Agreement ends June 30, 2004, subject to annual automatic renewals as provided therein (subject to nonrenewal if notice of termination is given as provided therein);

         WHEREAS, the Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel;

         WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") of the Company recognizes that the Executive's contribution to the growth and success of the Company has been and will continue to be substantial and desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate Executive therefore;

         WHEREAS, the Committee has determined that entering into this Agreement to extend and update the Current Employment Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company; and

         WHEREAS, the Executive is willing to make her services available to the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived hereby and thereby, and the promises, representations, warranties, covenants and other good and valuable consideration provided for herein and therein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows, and the Current Employment Agreement is hereby extended and amended as follows, provided, however, that in the event of any inconsistency between the Current Employment Agreement and this Agreement, this Agreement shall take precedence:

         Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Current Employment Agreement.

         1. EXTENSION OF TERM OF CURRENT EMPLOYMENT AGREEMENT. The "Term" of the Current Employment Agreement (as defined in Section 1.1 thereof, as amended) is hereby extended for an additional period beginning on June 30, 2004 (the last


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day of the current Term) and ending on December 31, 2004, unless sooner terminated pursuant to the terms of said Current Employment Agreement; provided, however, the Current Employment Agreement shall automatically renew for successive one (1) year periods, unless either party provides the other party with written notice of termination thirty (30) days prior to the end of the applicable term.

         2. GRANT OF RESTRICTED STOCK. In consideration for the Executive's services under the Current Employment Agreement as amended hereby and for the Executive's execution and delivery hereof, the Company hereby agrees to grant the Executive the following:

         400,000 shares of restricted stock of the Company's Common Stock, issued in accordance with and pursuant to the Company's 2000 Stock Incentive Plan, said grant to vest at the rate of 25,000 shares (or 6.25%) per calendar quarter, commencing with the first 25,000 shares vesting on October 1, 2004, with subsequent vesting on the following dates in each consecutive following quarter, respectively, until all shares are vested: January 1, April 1, July 1, and October 1; provided, however, that in the event that a "Change of Control" (as defined in the Current Employment Agreement, as amended) of the Company occurs prior to the end of such four-year period, or in the event that the Executive's employment ends at any time prior to the end of such four-year period other than for "Cause" (as defined in the Current Employment Agreement), said grant shall vest in full immediately.

         3. SURVIVAL. Other than as specifically set forth above, no provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Current Employment Agreement. Except as provided in this Agreement, all other provisions, terms and benefits set forth in the Current Employment Agreement shall remain in full force and effect.

         4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have or have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.




                                 COMPANY:

                                 HOLLYWOOD MEDIA CORP.,
                                 a Florida corporation

                                          By:    /s/ Nicholas Hall
                                                 -------------------------------
                                          Name:  Nicholas Hall
                                          Title:  Chief Operating Officer


                                 EXECUTIVE:

                                 /s/ Laurie S. Silvers
                                 ---------------------
                                 Laurie S. Silvers

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